Shareholder Vote Results (Unaudited)

A Special Meeting of Shareholders of Schwab Capital Trust (the Trust) was held on December 11, 2015, for the purpose of seeking shareholder approval to elect the following individuals as trustees of the Trust: Walter W. Bettinger II, Marie A. Chandoha, Joseph R. Martinetto, Robert W. Burns, John F. Cogan, Stephen T. Kochis, David L. Mahoney, Kiran M. Patel, Kimberly S. Patmore, Charles A. Ruffel, Gerald B. Smith, and Joseph H. Wender. The number of votes necessary to conduct the Special Meeting and approve the proposal was obtained. The results of the shareholder vote are listed below:
Proposal To elect each of the
following individuals as trustees
of the Trust:
For		Withheld

Walter W. Bettinger II		1,781,628,338.445
341,201,457.803

Marie A. Chandoha
2,069,741,484.184
	53,088,312.064

Joseph R. Martinetto
2,070,394,888.403
	52,434,907.845

Robert W. Burns
2,070,083,106.758
	52,746,689.490

John F. Cogan
1,909,915,620.213
	212,914,176.035

Stephen T. Kochis
2,067,778,859.342
55,050,936.906

David L. Mahoney
2,068,011,019.030
	54,818,777.218

Kiran M. Patel
2,066,263,491.520
56,566,304.728

Kimberly S. Patmore
2,069,034,220.641
	53,795,575.607

Charles A. Ruffel
2,070,448,922.775
	52,380,873.473

Gerald B. Smith
2,069,060,923.296
53,768,872.952

Joseph H. Wender
		2,065,502,834.216
57,326,962.032
































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